Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Pacific Asia Petroleum, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Pacific Asia Petroleum, Inc. pertaining to the 2009 Equity Incentive Plan of the Company (the “Plan”), certain restricted stock issued under the Plan, of our report of Independent Registered Public Accounting Firm dated February 27, 2009 covering the financial statements of Pacific Asia Petroleum, Inc. and its subsidiaries as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 and August 25, 2005 (date of inception) through December 31, 2008 and the effectiveness of internal controls over financial reporting of Pacific Petroleum Asia Petroleum, Inc. and its subsidiaries, included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in this Registration Statement and related Prospectus.
.

/s/ RBSM, LLP

New York, New York
July 22, 2009